UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 14, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 14, 2007, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), approved the adoption of a form Indemnity Agreement (the “Indemnity Agreement”) to be used in connection with memorializing the Company’s indemnification obligations to directors and executive officers of the Company. The Indemnity Agreement was adopted in connection with the Company’s reincorporation from Nevada into Delaware and it is substantially similar to the indemnification agreements previously entered into between the Company and its directors and executive officers (with the exception that the Indemnity Agreement references provisions of Delaware law while the prior agreements reference Nevada statutes). A copy of the Indemnity Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

99.1	Form of Indemnity Agreement for Directors and Executive Officers.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

December 20, 2007	By:	/s/ David A. Ramsay David A. Ramsay
Secretary and Chief Financial Officer